Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228197 and 333-190976) of Federal Signal Corporation Retirement Savings Plan of our report dated June 24, 2022, related to the statement of net assets available for benefits of Federal Signal Corporation Retirement Savings Plan as of December 31, 2021, which appears in this December 31, 2022, Annual Report on Form 11-K.

/s/ MAYER HOFFMAN McCANN P.C.
Chicago, Illinois
June 26, 2023